FOLEY & LARDNER LLP ATTORNEYS AT LAW
402 W. Broadway, Suite 2300 San Diego, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com
October 3, 2005
CLIENT/MATTER NUMBER 023814-0104

MSO Holdings, Inc.
2333 Waukegan Road, Suite 175
Bannockburn, IL 60015

Ladies and Gentlemen:

        We have acted as counsel for MSO Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,305,356 shares of the Company’s Common Stock, $.001 par value per share (the “Plan Shares”), which may be issued under the Company’s 2004 Equity Incentive Plan (the “Plan”) and 691,072 shares of common stock (the “Warrant Shares,” together with the Plan Shares, the “Common Stock”) which may be issued pursuant to certain outstanding warrants (the “Warrants”).

        In this regard, we have examined: (a) the Plan; (b) copies of the Warrants; (c) a signed copy of the Registration Statement; (d) the Company’s Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (e) resolutions of the Company’s Board of Directors relating to the Plan and Warrants; and (f) such other documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing under the laws of the State of Delaware.

2.	The shares of Common Stock, when issued by the Company in the manner contemplated in the Plan or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours truly, /S/ Foley & Lardner LLP FOLEY & LARDNER LLP